                                                                     EXHIBIT 4.3






                               GENZYME CORPORATION

                                       and

                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                               ------------------

                                    INDENTURE

                            Dated as of May 22, 1998

                               ------------------

                 5-1/4% Convertible Subordinated Notes Due 2005

                              CROSS-REFERENCE TABLE
Trust Indenture                                                       Indenture
  Act Section                                                          Section
  -----------                                                          -------

Section 310(a)(1)..................................................   8.10
         (a)(2)....................................................   8.10
         (a)(3)....................................................   N.A.
         (a)(4)....................................................   N.A.
         (a)(5)....................................................   N.A.
         (b).......................................................   8.08; 8.10
         (c).......................................................   N.A.
Section 311(a)......................................................   8.11
         (b).......................................................   8.11
         (c).......................................................   N.A.
Section 312(a) .....................................................   2.05
         (b).......................................................   13.03
         (c).......................................................   13.03
Section 313(a)......................................................   8.06
         (b)(1)....................................................   N.A.
         (b)(2)....................................................   8.06
         (c).......................................................   8.06
         (d).......................................................   8.06
Section 314(a).....................................................   5.02; 5.03
         (b).......................................................   N.A.
         (c)(1)....................................................   13.04
         (c)(2)....................................................   13.04
         (c)(3)....................................................   N.A.
         (d).......................................................   N.A.
         (e).......................................................   13.05
         (f).......................................................   N.A.
Section 315(a).....................................................   8.01(b)
         (b).......................................................   8.05
         (c).......................................................   8.01(a)
         (d).......................................................   8.01(c)
         (e).......................................................   7.11
Section 316(a)(last sentence).......................................   2.09
         (a)(1)(A).................................................   7.05
         (a)(1)(B).................................................   7.04
         (a)(2)....................................................   N.A.
         (b).......................................................   7.07
         (c).......................................................   N.A.
Section 317(a)(1)...................................................   7.08
         (a)(2)....................................................   7.09
         (b).......................................................   2.04
Section 318(a).....................................................   13.01

----------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

Article    Section  Heading                                                 Page
-------    -------  -------                                                 ----

ARTICLE 1.          DEFINITIONS AND INCORPORATION BY REFERENCE

             1.01.  Definitions..............................................  1
             1.02.  Other Definitions........................................  4
             1.03.  Incorporation by Reference of Trust Indenture Act........  5
             1.04.  Rules of Construction....................................  5

ARTICLE 2.          THE SECURITIES

             2.01.  Form and Dating.........................................   6
             2.02.  Execution and Authentication............................   6
             2.03.  Registrar, Paying Agent, Conversion
                      Agent, New York Presenting Agent and
                      Securities Custodian..................................   7
             2.04.  Payment on Securities; Paying Agent to
                      Hold Money in Trust...................................   8
             2.05.  Securityholder Lists....................................   9
             2.06.  Transfer and Exchange...................................   9
             2.07.  Replacement Securities..................................  13
             2.08.  Outstanding Securities..................................  13
             2.09.  Treasury Securities.....................................  13
             2.10.  Temporary Securities....................................  14
             2.11.  Cancellation............................................  14
             2.12.  Defaulted Interest......................................  14
             2.13.  CUSIP Numbers...........................................  14

ARTICLE 3.          REDEMPTION

             3.01.  Notices to Trustee......................................  15
             3.02.  Selection of Securities to Be Redeemed..................  15
             3.03.  Notice of Redemption....................................  15
             3.04.  Effect of Notice of Redemption..........................  17
             3.05.  Deposit of Redemption Price.............................  17
             3.06.  Securities Redeemed in Part.............................  17

ARTICLE 4.          REPURCHASE OF SECURITIES AT THE OPTION OF THE
                    HOLDERS UPON A FUNDAMENTAL CHANGE

             4.01.  Repurchase upon Fundamental Change......................  17
             4.02.  Notices, Etc............................................  18
             4.03.  Exercising Repurchase Right.............................  18
             4.04.  Certain Definitions.....................................  19

Article    Section  Heading                                                 Page
-------    -------  -------                                                 ----

ARTICLE 5.          COVENANTS

             5.01.  Payment of Securities...................................  21
             5.02.  SEC Reports.............................................  22
             5.03.  Compliance Certificate..................................  22
             5.04.  Corporate Existence.....................................  22
             5.05.  Notice of Defaults......................................  23
             5.06.  Further Instruments and Acts............................  23
             5.07.  Resale of Certain Securities; Reporting Issuer..........  23
             5.08.  Registration Rights.....................................  23

ARTICLE 6.          SUCCESSORS

             6.01.  When Company May Merge, Etc.............................  25

ARTICLE 7.          DEFAULTS AND REMEDIES

             7.01.  Events of Default.......................................  26
             7.02.  Acceleration............................................  27
             7.03.  Other Remedies..........................................  28
             7.04.  Waiver of Past Defaults.................................  28
             7.05.  Control by Majority.....................................  28
             7.06.  Limitation on Suits.....................................  29
             7.07.  Rights of Holders to Receive Payment....................  29
             7.08.  Collection Suit by Trustee..............................  30
             7.09.  Trustee May File Proofs of Claim........................  30
             7.10.  Priorities..............................................  30
             7.11.  Undertaking for Costs...................................  31

ARTICLE 8.          TRUSTEE

             8.01.  Duties of Trustee.......................................  31
             8.02.  Rights of Trustee.......................................  32
             8.03.  Individual Rights of Trustee............................  33
             8.04.  Trustee's Disclaimer....................................  33
             8.05.  Notice of Defaults......................................  33
             8.06.  Reports by Trustee to Holders...........................  34
             8.07.  Compensation and Indemnity..............................  34
             8.08.  Replacement of Trustee..................................  35
             8.09.  Successor Trustee, Agents by Merger, Etc................  36
             8.10.  Eligibility; Disqualification...........................  36
             8.11.  Preferential Collection of Claims Against Company.......  37

ARTICLE 9.          DISCHARGE OF INDENTURE

             9.01.  Termination of Company's Obligations....................  37
             9.02.  Application of Trust Money..............................  38

Article    Section  Heading                                                 Page
-------    -------  -------                                                 ----

             9.03.  Repayment to Company....................................  38
             9.04.  Indemnity for Government Obligations....................  39
             9.05.  Reinstatement...........................................  39

ARTICLE 10.         AMENDMENTS, SUPPLEMENTS AND WAIVERS

             10.01. Without Consent of Holders..............................  39
             10.02. With Consent of Holders.................................  40
             10.03. Compliance with Trust Indenture Act.....................  41
             10.04. Revocation and Effect of Consents.......................  41
             10.05. Notation on or Exchange of Securities...................  41
             10.06. Trustee to Sign Amendments, Etc.........................  41

ARTICLE 11.         CONVERSION

             11.01. Conversion Privilege....................................  42
             11.02. Conversion Procedure....................................  43
             11.03. Fractional Shares.......................................  44
             11.04. Taxes on Conversion.....................................  44
             11.05. Company to Provide Stock................................  44
             11.06. Adjustment for Change in Capital Stock..................  45
             11.07. Adjustment for Rights Issue.............................  45
             11.08. Adjustment for Certain Distributions....................  46
             11.09. Adjustment for All Cash Distribution....................  47
             11.10. Adjustment for Tender or Exchange Offer.................  48
             11.11. Current Market Price....................................  50
             11.12. When Adjustment May Be Deferred.........................  50
             11.13. When No Adjustment Required.............................  50
             11.14. Notice of Adjustment....................................  51
             11.15. Voluntary Reduction.....................................  51
             11.16. Notice of Certain Transactions..........................  51
             11.17. Provisions in Case of Consolidation,
                      Merger of the Company or
                      Transfer or Lease.....................................  52
             11.18. Company Determination Final.............................  53
             11.19. Trustee's Disclaimer....................................  53

ARTICLE 12.         SUBORDINATION

             12.01. Agreement to Subordinate................................  53
             12.02. Certain Definitions.....................................  53
             12.03. Liquidation; Dissolution; Bankruptcy....................  54
             12.04. Company Not to Make Payments with
                      Respect to Securities in Certain
                      Circumstances.........................................  55
             12.05. Acceleration of Securities..............................  56
             12.06. When Distribution Must Be Paid Over.....................  56
             12.07. Notice by Company.......................................  56
             12.08. Subrogation.............................................  56
             12.09. Relative Rights.........................................  56

Article    Section  Heading                                                 Page
-------    -------  -------                                                 ----

             12.10. Subordination May Not Be Impaired by Company............  57
             12.11. Distribution or Notice to Representative................  57
             12.12. Rights of Trustee and Paying Agent......................  57

ARTICLE 13.         MISCELLANEOUS

             13.01. Trust Indenture Act Controls............................  59
             13.02. Notices.................................................  59
             13.03. Communications by Holders with Other Holders............  60
             13.04. Certificate and Opinion as to Conditions Precedent......  60
             13.05. Statements Required in Certificate or Opinion...........  60
             13.06. Rules by Trustee and Agents.............................  61
             13.07. Legal Holidays..........................................  61
             13.08. Governing Law...........................................  61
             13.09. No Recourse Against Others..............................  61
             13.10. Successors..............................................  61
             13.11. Counterpart Originals...................................  62
             13.12. Severability............................................  62


SIGNATURES

APPENDIX 1        RULE 144A/REGULATION S APPENDIX

EXHIBIT A    -    FORM OF GLOBAL SECURITY
EXHIBIT B    -    FORM OF DEFINITIVE SECURITY

----------
Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE dated as of May 22, 1998, between GENZYME CORPORATION, a Massachusetts corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts banking corporation (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 5-1/4% Convertible Subordinated Notes Due 2005 (the "Securities"):


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE


         SECTION 1.01. Definitions.

         "Affiliate" means any person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent, Conversion Agent, New York Presenting Agent or Co-Registrar.

         "Beneficial Holder" means each participant in the Depository who holds an interest in a Security as indicated in the Participants List (provided, however, that the Trustee shall be under no duty to make any inquiry regarding the accuracy of the Participants List).

         "Board of Directors" or "Board" means the Board of Directors of the Company or any duly authorized committee of the Board.

         "Company" means the party named as such above. until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Genzyme General" means Genzyme Corporation's General Division.

         "GMO Stock" means shares of the series designated as Genzyme Molecular Oncology Division Common Stock of the Company.

         "GTR Stock" means shares of the series designated as Genzyme Tissue Repair Division Common Stock of the Company.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Officer" means the Chairman, the President, any Executive or Senior Vice President, the Treasurer or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers. See Sections 13.04 and 13.05.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. See Sections 13.04 and 13.05.

         "Over-Allotment Option" means the option granted by the Company to the Initial Purchasers to purchase up to $25,000,000 aggregate principal amount of additional Securities pursuant to the Purchase Agreement, dated May 19, 1998, between such parties.

         "Participants List" means the position listings showing persons that have a beneficial interest in the Securities evidenced by the Security in global form held by the Depository and the amount of such interest, but only to the extent that a copy thereof is furnished by the Depository to the Trustee.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of Article 4, shall have the additional meaning set forth in Section 4.04(c).

         "Quoted Prices" of the GGD Stock means the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange Composite Tape, or, if the GGD Stock is not listed or admitted to trading on such Exchange, on the national securities exchange in or nearest the City of New York on which the GGD Stock is listed or admitted to trading, or if the GGD Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such Trading Day the GGD Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices as available in any other over-the-counter market, or if on such Trading Day the GGD Stock is not reported in any such market, the fair value of a share of GGD Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

         "Record Date," for purposes of Section 11.07, has the meaning set forth in such Section and, for purposes of Section 11.08, has the meaning set forth in such Section.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means State Street Bank and Trust Company, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Subsidiary" means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the

Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

         SECTION 1.02. Other Definitions.

                                                                      Defined
Term                                                                  In Section
----                                                                  ----------

"Agent Members" ...................................................   App. 1
"Bankruptcy Law" ..................................................   7.01
"Capital Stock"....................................................   4.04
"Company Notice" ..................................................   4.02
"Conversion Agent" ................................................   2.03
"Current Market Price" ............................................   11.11
"Custodian" .......................................................   7.01
"Event of Default" ................................................   7.01
"Exchange Act" ....................................................   4.04
"Expiration Time"..................................................   11.10
"Final Surrender Date" ............................................   4.03
"Fundamental Change" ..............................................   4.04
"GGD Stock" .......................................................   11.01
"Global Security"..................................................   App. 1
"Initial Purchasers"...............................................   App. 1
"Legal Holiday" ...................................................   13.07
"New York Presenting Agent" .......................................   2.03
"Paying Agent" ....................................................   2.03
"Purchase Agreement"...............................................   App. 1
"Purchased Shares" ................................................   11.10

"QIB"..............................................................   App. 1
"Registrar" .......................................................   2.03
"Registration Default".............................................   5.08
"Registration Rights Agreement"....................................   App. 1
"Regulation S".....................................................   App. 1
"Representative" ..................................................   12.02
"Repurchase Date" .................................................   4.03
"Repurchase Price" ................................................   4.01
"Rule 144A"........................................................   App. 1
"Senior Indebtedness" .............................................   12.02
"Shelf Registration Statement".....................................   12.02
"Transfer Restricted Securities"...................................   App. 1
"U.S. Government Obligations" .....................................   9.01
"Voting Shares" ...................................................   4.04

provided, that whenever the definition contained in such section limits its application to the term as used in specific sections, the foregoing shall not be deemed to expand the application of such definition to the term as used in any section other than such specific sections.


         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.


                                   ARTICLE 2.

                                 THE SECURITIES


         SECTION 2.01. Form and Dating. Certain provisions relating to the Securities are set forth in Appendix 1, the Rule 144A/Regulation S Appendix, attached hereto (the "Appendix"), which is hereby incorporated in and expressly made part of this Indenture. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A with respect to Securities in global form or Exhibit B with respect to Securities in definitive form which are hereby incorporated in and expressly made a part of this Indenture.

         In the limited circumstances described herein, the global Security may be exchanged for definitive certificated Securities substantially in the form of Exhibit B.

         The Securities shall be issued without coupons and only in denominations of $1,000 or any integral multiple thereof. Payment of principal of and premium, if any, and interest on any Security in either global or definitive form shall be made to the Holder thereof.


         SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $225,000,000 upon a Company order without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Over-Allotment Option, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $225,000,000 plus up to an additional $25,000,000 aggregate principal amount of the Securities sold pursuant to the Over-Allotment Option upon a Company order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than upon original issuance or pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.


         SECTION 2.03. Registrar, Paying Agent, Conversion Agent, New York Presenting Agent and Securities Custodian. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company may act as Registrar, Paying Agent, Conversion Agent or Co-Registrar. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall notify the

Trustee of the name and address of any Agent not a party to this Indenture and shall give the Trustee at least thirty days' notice prior to changing the Registrar, Paying Agent or Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

         If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, the City of New York, the Company shall also maintain an office in the Borough of Manhattan, the City of New York where the securities may be presented for purposes of transfer and exchange, payment and conversion (the "New York Presenting Agent"). The Company initially appoints State Street Bank and Trust Company, having an office at 61 Broadway, New York, New York 10006, to serve as New York Presenting Agent.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Securities in global form.

         The Company initially appoints State Street Bank and Trust Company to act as Securities Custodian with respect to the Securities in global form.


         SECTION 2.04. Payment on Securities; Paying Agent to Hold Money in Trust. (a) Subject to the following provisions, no later than 11:00 a.m. on the due date of principal of and premium, if any, and interest on the Securities, the Company will pay to the Paying Agent in immediately available funds the amounts, in money of the United States that at the time of payment is legal tender for payment of public or private debts, in the manner, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent from funds so paid to it to make or cause to be made payment of the principal of and premium, if any, and interest on the Securities set forth herein and in the text of the Securities. The Paying Agent will make payment, from the funds furnished by the Company, of the principal of and premium, if any, and interest on the Securities by check drawn upon a bank in the city in which the Paying Agent's principal office is located, or make payment by wire transfer upon terms acceptable to the Paying Agent.

         (b) Interest on a Security (other than defaulted interest) shall be paid on each interest payment date to the Holder thereof at the close of business on the relevant record date specified in the Securities. Principal of and premium, if any, on Securities shall be payable only against presentation and surrender thereof at the principal office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.


         (c) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and premium, if any, and interest on the Securities and hold it as a separate trust fund. The Company shall provide ten days prior written notice to the Trustee that it is to act as Paying Agent with respect to such payment and the Trustee may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money so paid.


         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee not less than five days prior to each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.


         SECTION 2.06. Transfer and Exchange. (a) The transfer and exchange of Securities in global form shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor. When definitive Securities are presented to the Registrar with a request to register the transfer of such definitive Securities or to exchange such definitive Securities for an equal principal amount of definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney, duly authorized in writing; provided, further, that, with respect to any Securities offered and sold in reliance on the provisions of Regulation S under the Securities Act, the Registrar shall not register the transfer nor make the exchange of any such Securities surrendered for transfer or exchange, respectively, other than in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

         To permit registrations of transfers and exchanges, the Company shall execute and the Trustee (or an authenticating agent appointed pursuant to Section 2.02) shall authenticate and deliver definitive Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with any registration of transfer or exchange (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.03, 10.05 or 11.02). The Registrar shall not be required to register the transfer of or exchange any definitive Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.


         (b) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (c) of this Section), a Security in global form may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.


         (c) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Sec-tion 2.4 of Appendix 1 or Section 2.10 of the Indenture, prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.


         (d) If at any time the Depository for the Securities notifies the Company that it is unwilling or unable to continue as Depository for the Securities, the Company may appoint a successor Depository with respect to the Securities. If a successor Depository for the Securities is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive form, in an aggregate principal amount equal to the principal amount of the Securities in global form, in exchange for such Securities in global form.

         The Company may at any time and in its sole discretion determine that the Securities issued in the form of global Securities shall no longer be represented by such global Securities. In such event the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive form in an aggregate principal amount equal to the principal amount of the Securities in global form, in exchange for such Securities in global form.

         If a definitive Security is issued in exchange for any portion of a global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such definitive Security, but will be payable on such interest payment date only to the person to whom interest in respect of such portion of such global Security is payable in accordance with the provisions of this Indenture.

         Definitive Securities issued in exchange for a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Securities to the Persons in whose names such Securities are so registered.

         (e) A definitive Security may not be exchanged by the Holder for a beneficial interest in Securities in global form except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a definitive Security, duly endorsed or accompanied by appropriate instruments of exchange or transfer, as the case may be, in form satisfactory to the Trustee, together with
(i) certification in the form set forth on the reverse of the Security that such definitive Security is being transferred to a QIB in accordance with Rule 144A and (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such global Security to reflect an increase in the aggregate principal amount of Securities represented thereby, such instructions to include information regarding the Depository account to be credited with such increase, unless the Company shall no longer maintain global securities, then the Trustee shall cancel such definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Security in global form to be increased accordingly.

         (f) At such time as all interests in a Security in global form have either been exchanged for definitive Securities, redeemed, converted, repurchased or cancelled, such Security in global form shall be cancelled by the Trustee in accordance with the standing procedures and instructions existing between the Depository and the Securities Custodian. At any time prior to such cancellation, if any interest in a global Security is exchanged for definitive Securities, redeemed, converted, repurchased or cancelled, the principal amount of Securities represented by such Security in global form shall, in accordance with the standing procedures and instructions existing between the Depository and the Securities Custodian, be reduced and an endorsement shall be made on such Security in global form, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

         Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business fifteen days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, or if a mutilated Security is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If an indemnity bond is required by the Trustee or the Company, such bond must be sufficient, in the judgment of both the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses incurred in replacing a Security.

         Every replacement Security shall be an additional obligation of the Company.

         SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent appointed pursuant to Section 2.02) except for those cancelled by the Trustee, those delivered to the Trustee for cancellation, those reductions in the interests in a global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

         A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If Securities are considered paid under Section 5.01, they cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

         SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and may destroy cancelled Securities and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

         SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

         SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE 3.

                                   REDEMPTION


         SECTION 3.01. Notices to Trustee. If the Company wishes to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed at least 45 days before the redemption date.


         SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, or in its discretion, on a pro rata basis from Securities outstanding and not previously called for redemption (unless the Company specifically directs the Trustee otherwise), in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection (and provide the Company with written notice of such selection) at least 30 days but not more than 60 days before the redemption date. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000. In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities (including CUSIP numbers, if any) to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the conversion price;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the business day immediately preceding the redemption date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

                  (8) that interest on Securities called for redemption ceases to accrue on and after the redemption date (unless funds in the requisite amount are not paid or made available for payment on that date), and the amount of interest accrued on the Securities called for redemption up to but not including the redemption date;

                  (9) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed;

                  (10) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (11) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         Upon ten days prior notice to the Trustee, the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company's name and at its expense.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption, unless theretofore converted into GGD Stock pursuant to the terms of this Indenture, shall become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; provided, however, that any regular semi-annual payment of interest becoming due on the redemption date shall be payable to the Holder of any such Security as provided in paragraph 2 of the Securities.

         SECTION 3.05. Deposit of Redemption Price. No later than 11:00 a.m. on the redemption date, the Company shall deposit in immediately available funds with the Paying Agent money sufficient to pay the redemption price of and interest accrued to the redemption date on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4.

                  REPURCHASE OF SECURITIES AT THE OPTION OF THE
                        HOLDERS UPON A FUNDAMENTAL CHANGE


         SECTION 4.01. Repurchase upon Fundamental Change. The Company covenants and agrees that, in the event that there occurs a Fundamental Change (as defined in Section 4.04(d) hereof), each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder's Securities on the Repurchase Date (as defined in Section 4.03 below) selected as provided below at a repurchase price (the "Repurchase Price") which is equal to 100% of the principal amount of such Securities plus accrued interest to the Repurchase Date.

         SECTION 4.02. Notices, Etc. Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company shall deliver to the Trustee, and the Company shall, or, if so requested by the Company upon ten days' prior written notice, the Trustee shall, in the name of the Company and at its expense, mail to each Holder at such Holder's address appearing in the Securities Register a written notice (the "Company Notice") describing the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the conversion price then in effect, the Repurchase Date, the Repurchase Price and the procedure which the Holder must follow to elect repurchase. The Company shall also cause a copy of such notice of the repurchase right to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

         SECTION 4.03. Exercising Repurchase Right. (a) To elect repurchase of any Securities or portion thereof, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), (i) in the case of global Securities, to the Conversion Agent by book-entry delivery of the interest in the Security in global form to be repurchased, or (ii) in the case of definitive Securities, at any place where principal is payable, such Security duly endorsed or assigned to the Company or in blank, in any event together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable (unless the Company defaults in payment of the repurchase price for the Securities on the repurchase date) and the right to convert the Securities as to which such Holder has made such election shall expire when such Securities are so surrendered (unless the Company defaults in payment of the repurchase price for the Securities on the repurchase date and such election is revoked). "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice. "Repurchase Date" shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

         (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of Article 2.

         (c) If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount which is payable at maturity shall, until the Repurchase Price (as calculated at the date of payment) is paid, continue to bear interest from the Repurchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said Repurchase Price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

         (d) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.


         SECTION 4.04. Certain Definitions. For purposes of this Article:

                  (a) The term "Capital Stock" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company;

                  (b) The term "Fundamental Change" shall mean any of the following:

                                    (i) a "person" or "group" (within the
                  meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becoming the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

                                    (ii) a change in the Board of Directors in
                  which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                                    (iii) any consolidation of the Company with,
                  or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of GGD Stock, (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly-owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly-owned subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the GGD Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day or (ii) the consideration in such transaction to the holders of GGD Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction;

                  (c) The term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture; and

                  (d) The term "Voting Shares" shall mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors and includes, without limitation, the GGD Stock, the GTR Stock and the GMO Stock.


                                   ARTICLE 5.

                                    COVENANTS


         SECTION 5.01. Payment of Securities. The Company shall pay the principal of and premium, if any, and interest on, and Repurchase Price, if any, of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, Repurchase Price, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay all principal, premium, if any, and interest then due and that is immediately available on such date for payment to the Holders and that is not subject to restriction including, but not limited to, the restrictions set forth in Article 12 hereof.

         The Company shall pay interest on overdue principal and premium, if any, at the rate per annum borne by the Securities; it shall pay interest on overdue installments of interest at the same rate per annum to the extent lawful.

         SECTION 5.02. SEC Reports. The Company shall file with the Trustee within 15 days after the Company is required to file them with the SEC copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act (as defined in Section 4.04). Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (unless the SEC will not accept such a filing) and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Company also shall comply with the other provisions of TIA Section 314(a).

         SECTION 5.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The first certificate pursuant to this Section shall be for the year ending on December 31, 1998.

         SECTION 5.04. Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the

Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 5.05. Notice of Defaults. In the event that the Company fails to make any payment in an amount in excess of $20,000,000 when due, after any applicable grace period, in respect of indebtedness for borrowed money of the Company or if indebtedness for borrowed money of the Company in an amount in excess of $20,000,000 is accelerated because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such failure or acceleration, as the case may be, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

         SECTION 5.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 5.07. Resale of Certain Securities. During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date, the Company will not, and will use its best efforts not to permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute "restricted securities" under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

         SECTION 5.08. Registration Rights. The Company agrees that the Holders (and any Person that has a beneficial interest in a Security) from time to time of Transfer Restricted Securities are entitled to the benefits of the Registration Rights Agreement executed by the Company. Pursuant to the Registration Rights Agreement the Company will, at its cost, (a) use its reasonable best efforts to file within 60 days after the first date of original issuance of the Securities a Registration Statement on Form S-3 (a "Shelf Registration Statement") covering resales of the Securities and the GGD Stock issuable upon the conversion pursuant to Rule 415 under the Securities Act, (b) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act no later than 120 days after the first date of original issuance of the Securities and (c) use its reasonable best efforts to keep the Shelf Registration Statement effective after its effective date until the date which is the earliest of (i) the second anniversary of the effective date of the Shelf Registration Statement, (ii) such time as all the Securities or GGD Stock issuable upon conversion thereof (the "Registrable Securities") have been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in such securities not being subject to transfer restrictions under the Securities Act and the absence of a need for a restrictive legend regarding registration under the Securities Act, and (iii) such time as all of the Registrable Securities held by non-affiliates of the Company are eligible for sale pursuant to Rule 144(k) under the Securities Act or any successor rule or regulation thereto. The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder from whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted resales of the Securities and the GGD Stock issuable upon the conversion thereof by such Holders to third parties.

         If (i) on or prior to the 60th day after the first date of original issuance of the Securities, the Shelf Registration Statement has not been filed with the Commission; (ii) on or prior to the 120th day after the first date of original issuance of the Securities, the Shelf Registration Statement has not been declared effective by the Commission; or (iii) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement ceases to be effective or usable (subject to certain exceptions described in the Registration Rights Agreement) in connection with resales of Securities and the GGD Stock issuable upon the conversion thereof in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest will accrue on the Securities over and above the rate set forth in the title of the Securities, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration De-faults have been cured, at the rate of 0.25% per annum for a Registration Default pursuant to clause (i) above, and at a rate of 0.5% per annum for a Registration Default pursuant to clauses (ii) and (iii). The Company will have no other liabilities for monetary damages with respect to its registration obligations; provided, however, that in the event the Company breaches, fails to comply with or violates certain provisions of the Registration Rights Agreement, the Holders shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance.


                                   ARTICLE 6.

                                   SUCCESSORS


         SECTION 6.01. When Company May Merge, Etc. The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

                  (1) the Company is the surviving person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the Nasdaq National Market;

                  (2) that Person assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 11.15 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

                  (3) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stat-ing that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

         The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal amount or Repurchase Price of and premium, if any, and interest on the Securities.


                                   ARTICLE 7.

                              DEFAULTS AND REMEDIES


         SECTION 7.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest (including additional interest as provided in Section 5.08) on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days, whether or not such payment is prohibited or restricted by the provisions of Article 12;

                  (2) the Company defaults in the payment of (A) principal of or premium, if any, on any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, or (B) the Repurchase Price in respect of any Security when due, in either case whether or not such payment is prohibited or restricted by the provisions of Article 12;

                  (3) the Company fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for the period and after the notice specified below;

                  (4) the Company fails to make any payment when due, including any applicable grace period, in respect of indebtedness for borrowed money of the Company, which payment is in an amount in excess of $20,000,000, or the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $20,000,000;

                  (5) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian (as
                  defined below) of it or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company in an
                  involuntary case;

                           (B) appoints a Custodian of the Company or for all or
                  substantially all of its property; or

                           (C) orders the liquidation of the Company,

         and the order or decree remains unstayed and in effect for 90 consecutive days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) above is not an Event of Default until the Trustee or, subject to Section 2.09, the Holders of at least 25% in principal amount of the Securities notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". When a Default is cured, it ceases to exist.

         SECTION 7.02. Acceleration. If any Event of Default described in
Section 7.01(1) through (4) occurs and is continuing, the Trustee, by written notice to the Company, or, subject to Section 2.09, the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in Section 7.01(5) or (6) occurs the principal of and accrued interest on all Securities shall automatically become due and payable, without any action required of the Trustee or the Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and if all payments (including fees and expenses) due to the Trustee have been paid.


         SECTION 7.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or the Repurchase Price of or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law. no remedy is exclusive of any other remedy and all remedies are cumulative.

         SECTION 7.04. Waiver of Past Defaults. Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security or a Default under Article 11. When a Default is waived, it is cured and ceases to exist. This Section 7.04 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

         SECTION 7.05. Control by Majority. Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder, or would expose the Trustee to liability or expense for which it has not been offered reasonably satisfactory indemnity. This Section 7.05 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.


         SECTION 7.06. Limitation on Suits. A Securityholder may pursue any remedy with respect to this Indenture or the Securities only if:


                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;


                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;


                  (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;


                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and


                  (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.


         SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and premium, if any, and interest on the Security on or after the respective due dates expressed in the Security, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal, premium, if any, Repurchase Price, if any, and interest remaining unpaid together with interest on overdue principal and premium, if any, and on the principal amount of any Security for which the Repurchase Price is overdue, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum set forth in the title of the Securities.


         SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.


         SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 8.07 or any other provision of this Indenture;

                  Second: to holders of Senior Indebtedness to the extent required by Article 12;

                  Third: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, Repurchase Price, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Repurchase Price, if any, and interest, respectively; and

                  Fourth:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.


         SECTION 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.


                                   ARTICLE 8.

                                     TRUSTEE


         SECTION 8.01. Duties of Trustee. (a) If to the knowledge of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.


                  (b) Except during the continuance of an Event of Default:


                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and


                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;


                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;


                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and


                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.


         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

         SECTION 8.02. Rights of Trustee. Subject to Section 8.01:

                  (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

                  (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel;

                  (c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

                  (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

                  (e) the Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                  (f) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid; and

                  (g) the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture.


         SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.


         SECTION 8.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.


         SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the

Trustee shall mail to each Securityholder, at the name and address which appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trust committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (1) or (2) of Section 7.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Trust Officer has actual knowledge thereof. The foregoing sentence of this Section 8.05 shall be in lieu of the proviso to TIA Section 315(b), and such proviso to TIA Section 315(b) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.


         SECTION 8.06. Reports by Trustee to Holders. If required by TIA Section 313(a), within 60 days after each April 1 beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

         A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.


         SECTION 8.07. Compensation and Indemnity. The Company shall from time to time pay to the Trustee reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, within 45 days after receiving request therefor, for all reasonable out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder.

Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it in connection with this Indenture. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         Notwithstanding any provision hereof to the contrary, the Trustee's lien shall not be subordinated to that of Senior Indebtedness.


         SECTION 8.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:


         (1) the Trustee fails to comply with Section 8.10;


         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or


         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Securityholder or Beneficial Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.


         SECTION 8.09. Successor Trustee, Agents by Merger, Etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.


         SECTION 8.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections
310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).


         SECTION 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.



                                   ARTICLE 9.

                             DISCHARGE OF INDENTURE


         SECTION 9.01. Termination of Company's Obligations. The Company may terminate all of its obligations under this Indenture if:

                  (a)    (1)     the Securities mature within one year or
                                 all of them are to be called for redemption
                                 (and the Securities are redeemable) within one year and arrangements satisfactory to the Trustee are made with respect to the giving of the notice of redemption; and


                         (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, the principal of and premium, if any, and interest on the Securities to maturity or redemption, as the case may be. The Company may make such deposit only during the one-year period referred to in paragraph (1) above and only if
                                 Article 12 permits it; or

                  (b) all securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 9.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

         However, the obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 5.01, 8.07, 8.08, 9.03, 9.04 and 9.05 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Sections 8.07, 9.03 and 9.04 shall survive.

         After a termination of the Company's obligations in accordance with this Section, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal of and premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


         SECTION 9.02. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section
9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities. Money and securities so held in trust are not subject to Article 12.


         SECTION 9.03. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years; provided, however, that, before being required to make any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining will be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.


         SECTION 9.04. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee and each Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.


         SECTION 9.05. Reinstatement. If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with
Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.


                                   ARTICLE 10.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


         SECTION 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:


         (1) to cure any ambiguity, defect or inconsistency herein or in the Securities;


         (2) to comply with Section 6.01;

         (3) to make any change that does not materially adversely affect the rights of any Securityholder; or


         (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.17.


         SECTION 10.02. With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:


         (1) change the stated maturity date of the principal of, or interest on, any Security or adversely affect the right of a Holder to convert any Security;


         (2) reduce the principal amount or Repurchase Price of, or premium, if any, or interest on, any Security;


         (3) change the currency for payment of principal of, or interest on, any Security;


         (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;


         (5) make any change in Article 12 that adversely affects the rights of any Securityholder;


         (6) reduce the principal amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder; or


         (7) make any change in Section 7.04, 7.07 or this 10.02 (second sentence).

         An amendment under this Section may not make any change that adversely affects the rights under Article 12 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers' Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

         After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.


         SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.


         SECTION 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Trust Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.


         SECTION 10.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver.


         SECTION 10.06. Trustee to Sign Amendments, Etc. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section

11.15 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

         The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee. If the amendment or supplement does adversely affect the Trustee's rights, the Trustee may, but need not, sign it.


                                   ARTICLE 11.

                                   CONVERSION


         SECTION 11.01. Conversion Privilege. A Holder of a Security may convert it into fully paid and non-assessable shares of GGD Stock at any time during the period and subject to the terms stated herein and in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up.

         The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment as provided in this
Article 11.

         A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         "GGD Stock" means shares of the series designated as Genzyme General Division Common Stock of the Company as it exists at the date of this Indenture or shares of any class or series resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to any required redemption by the Company.

         SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements in respect of a Security is the conversion date of that Security. As soon as practical on or after the conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of GGD Stock issuable upon the conversion of that Security and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

         No payment or adjustment will be made for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 2.04(b) hereof), or for dividends or distributions on any GGD Stock issued upon conversion of any Security.

         If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

         If GGD Stock is to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification regarding compliance with the restrictions on transfer, by executing an assignment in the form attached to the Security.

         If the restrictions on transfer of a Security set forth in the first paragraph on the face of the Security remain in effect, all shares of GGD Stock delivered upon conversion thereof shall be subject to such restrictions on transfer and shall bear a restrictive legend substantially in the form of such paragraph.

         Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding business day that is not a Legal Holiday with the same force and effect as if surrendered on such last day.

         Upon receiving notice of the conversion of an interest in a Security in global form, the Trustee or the Securities Custodian, at the direction of the Trustee, shall make a notation on such Security in global form as to the reduction in the principal amount represented thereby, subject to the terms of the standing agreements with and procedures of the Depository.


         SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of GGD Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent, with .5 cents to be rounded up.

         For purposes of this Section, the current market price of a share of GGD Stock is the Quoted Price of the GGD Stock on the last Trading Day prior to the conversion date.


         SECTION 11.04. Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of GGD Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than such Holder's.


         SECTION 11.05. Company to Provide Stock. The Company shall reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued GGD Stock, enough shares of GGD Stock to permit the conversion of the Securities.

         All shares of GGD Stock which may be issued upon conversion of the Securities shall be fully paid and nonassessable.

         The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of GGD Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the GGD Stock is listed, or to have such shares approved for quotation on the Nasdaq National Market or other over-the-counter market on which the GGD Stock is traded.

         SECTION 11.06. Adjustment for Change in Capital Stock. If the Company:


         (1) issues any shares of its capital stock as a dividend (or other distribution) on its GGD Stock;


         (2) subdivides its outstanding shares of GGD Stock into a greater number of shares;


         (3) combines its outstanding shares of GGD Stock into a smaller number of shares; or


         (4) issues by reclassification of its GGD Stock any shares of its capital stock,

         then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company that would have been received (and if there is more than one class or series of such capital stock, then shares of each class or series in the same proportions that would have been received) upon consummation of such action by a Holder of the number of shares of GGD Stock into which such Security might have been converted immediately prior to such action, with the aggregate conversion price to be divided evenly among the shares to be issued upon conversion thereof.

         The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If, after an adjustment, a Holder of a Security may receive shares of two or more classes or series of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted conversion price between or among such classes or series of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to GGD Stock in this Article.


         SECTION 11.07. Adjustment for Rights Issue. If the Company distributes any rights or warrants to all holders of its GGD Stock entitling them to subscribe for or purchase shares of GGD Stock at a price per share less than the current market price per share (as defined in Section 11.11), then, on the Record Date (as defined in this Section 11.07), the conversion price shall be adjusted in accordance with the formula:



                               O + (N x P)
                    AC = CC x          M
                               -----------
                               O + N

    where:



                  AC =     the adjusted conversion price.

                  CC =     the current conversion price.

                  O  =     the number of shares of GGD Stock outstanding on the
                           Record Date.

                  N  =     the number of additional shares of GGD Stock offered.

                  P  =     the offering price per share of the additional
                           shares.

                  M  =     the current market price per share of GGD Stock on
                           the Record Date (as defined in this Section 11.07).


         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants (for purposes of this Section 11.07 only, the "Record Date").


         SECTION 11.08. Adjustment for Certain Distributions. Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its GGD Stock any cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Sections 11.06, 11.07 or 11.09), the conversion price shall be reduced in accordance with the following formula:



                    AC = CC x  M - P
                               -----
                               M

    where:

                  AC =     the adjusted conversion price.

                  CC =     the current conversion price.

                  M  =     the current market price per share of GGD Stock on
                           the Record Date (as defined in this Section 11.08).

                  P  =     the aggregate fair market value on the Record Date
                           (as defined in this Section 11.08) (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of GGD Stock.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution (for purposes of this Section 11.08 only, the "Record Date").

         No adjustment will be made with respect to this Section 11.08 if, in lieu of such adjustment, the holders of the Securities, upon conversion, will be entitled to receive, in addition to the shares of GGD Stock into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 11.08). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of indebtedness) or other assets so distributed applicable to one share of GGD Stock is equal to or greater than the current market price per share of the GGD Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each holder of Securities shall have the right to receive upon conversion the amount of cash, debt securities (or other evidences of indebtedness) or other assets such holder would have received had such holder converted each Security on the Record Date (as defined in this Section 11.08).


         SECTION 11.09. Adjustment for All Cash Distribution. Subject to the last two paragraphs of this Section 11.09, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its GGD Stock, the conversion price shall be reduced in accordance with the following formula:


                    AC = CC x  M - C
                               -----
                               M
     where:

                  AC =     the adjusted conversion price.

                  CC =     the current conversion price.

                  M  =     the current market price per share of GGD Stock on
                           the date fixed for payment of such distribution.

                  C  =     the amount of cash so distributed and not excluded
                           (as provided below) applicable to one share of GGD
                           Stock.

         The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

         For the purposes of this Section 11.09, (A) the portion of regular cash dividends on the GGD Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the GGD Stock (as adjusted to reflect any of the events referred to in Sections 11.06, 11.07, 11.08, 11.09 and 11.10) shall be excluded and (B) the portion of such regular cash dividends on the GGD Stock, to the extent that the annualized per share amount thereof does not exceed 15% of the current market price per share of the GGD Stock as of the trading day immediately preceding the date of declaration of such dividend, shall be excluded.

         No adjustment will be made in the event that the amount of cash so distributed applicable to one share of GGD Stock is equal to or greater than the current market price per share of the GGD Stock, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash.


         SECTION 11.10. Adjustment for Tender or Exchange Offer. Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or a portion of the GGD Stock shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders of consideration per share of GGD Stock having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 110% of the current market price per share of GGD Stock at the Expiration Time, the conversion price shall be reduced in accordance with the following formula:



                    AC = CC x     O x M
                               -----------
                               P + (T x M)

    where:



                  AC =     the adjusted conversion price.

                  CC =     the current conversion price.

                  O  =     the number of shares of GGD Stock outstanding
                           (including any tendered or exchanged shares) at the Expiration Time.

                  P  =     the fair market value of the aggregate consideration
                           payable to shareholders of GGD Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of GGD
                           Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of GGD Stock so accepted, up to any such maximum, being referred to as the "Purchased Shares").

                  T  =     the number of shares of GGD Stock outstanding (less
                           any Purchased Shares) on the Expiration Time.

                  M  =     the current market price per share of GGD Stock at
                           the Expiration Time.

         The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

         In the event that the Company or its subsidiary, if applicable, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.


         SECTION 11.11. Current Market Price. For purposes of Sections 11.07, 11.08, 11.09 and 11.10, the current market price per share of GGD Stock on any date is the average of the Quoted Prices of the GGD Stock for five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first Trading Day on which the GGD Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.


         SECTION 11.12. When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with .005 cents and 500/1,000 of a share to be rounded up.


         SECTION 11.13. When No Adjustment Required. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value (including a change to no par value) of the Common Stock.

         To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the conversion price which would have the effect of reducing the conversion price below the par value of the Common Stock.


         SECTION 11.14. Notice of Adjustment. Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee a certificate from the Company's independent public accountant briefly stating the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct.


         SECTION 11.15. Voluntary Reduction. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Notwithstanding any provision to the contrary in this Indenture, the reduction of the conversion price pursuant to this Section 11.15 shall not require the consent of the Trustee or any Securityholder.

         Whenever the conversion price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period during which it will be in effect.

         A reduction of the conversion price is deemed not to be in effect for purposes of calculating adjustments pursuant to Sections 11.06 through 11.10.


         SECTION 11.16. Notice of Certain Transactions. If:


         (1) the Company takes any action which would require an adjustment in the conversion price pursuant to Section 11.08 but, in lieu of such adjustment, the Securityholders are entitled to participate therein (as described in the last paragraph of Section 11.08);


         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.17; or


         (3) there is a dissolution or liquidation of the Company, the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.


         SECTION 11.17. Provisions in Case of Consolidation, Merger of the Company or Transfer or Lease. If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets not prohibited by Section 6.01 or a merger which reclassifies or changes its outstanding GGD Stock, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall enter into a supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its affiliates) of the number of shares of GGD Stock into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of GGD Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of GGD Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their affiliates and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Securityholder a notice briefly describing the supplemental indenture.

         If this Section applies to a particular event, Section 11.06 shall not apply to such event.


         SECTION 11.18. Company Determination Final. Subject to compliance with the terms of this Indenture (including without limitation Section 11.14) and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.10, 11.11 or 11.12 shall be conclusive.


         SECTION 11.19. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 11.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.


                                   ARTICLE 12.

                                  SUBORDINATION


         SECTION 12.01. Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.


         SECTION 12.02. Certain Definitions.

         "Senior Indebtedness" means:

         (a) the principal of, interest (including, to the extent permitted by applicable law, interest on or after the commencement of a proceeding referred to in clauses (5) or (6) of Section 7.01 whether or not representing an allowed claim in such proceeding) on and any other amounts owing with respect to (i) any indebtedness of the Company, now or hereafter outstanding, in respect of borrowed money (other than the Securities), (ii) any indebtedness of the Company, now or hereafter outstanding, evidenced by a bond, note, debenture, capitalized lease, reimbursement obligation with respect to any letter of credit or other similar instrument, (iii) any other written obligation of the Company, now or hereafter outstanding, to pay money issued or assumed as all or part of the consideration for the acquisition of property, assets or securities and
     (iv) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire, to supply or advance funds or to become liable with respect to (directly or indirectly), any indebtedness or obligation of any person of the type referred to in the preceding subclauses (i), (ii) and (iii) now or hereafter outstanding; and

         (b) any refundings, renewals or extensions of any indebtedness or other obligation described in clause (a) of this Section 12.02.

         Notwithstanding the foregoing, if, by the terms of the instrument creating or evidencing any indebtedness or obligation referred to in clauses (a) and (b) above, it is expressly provided that such indebtedness or obligation is not senior in right of payment to the Securities, such indebtedness or obligation shall not be included as Senior Indebtedness.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.


         SECTION 12.03. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:


         (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, of all Senior Indebtedness before Securityholders shall be entitled to receive any payments of principal of or premium, if any, or interest on Securities; and

         (2) until the Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holders of such Senior Indebtedness, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

         A distribution may consist of cash, securities or other property.


         SECTION 12.04. Company Not to Make Payments with Respect to Securities in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or premium, if any, or interest on the Securities or to acquire any of the Securities.

         (b) Upon the happening of a default or event of default in the payment of the principal, premium, if any, or interest on the Senior Indebtedness, then, unless such default or event of default has been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal, premium, if any, or interest on (or otherwise in respect of) the Securities or to acquire any of the Securities.

         (c) Upon the happening of a default or event of default in respect of the Senior Indebtedness (other than a default or event of default in payment of the principal, premium, if any, or interest on the Senior Indebtedness) and if the Trustee and the Company receives a notice of such default or event of default from the holders of the Senior Indebtedness or their Representative (a "Payment Blockage Notice"), then no payment shall be made by the Company with respect to the principal, premium, if any, or interest on (or otherwise in respect of) the Securities until the earlier of (i) the date on which such default or event of default shall have been cured or waived or shall have ceased to exist or (ii) the 179th day after the date of such receipt of such Payment Blockage Notice. No more than one Payment Blockage Notice shall be effective for purposes of this section during any 365 consecutive day period. For purposes of this paragraph, no such default or event of de-fault that existed upon first delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default or event of default shall have been cured or waived for a period of 180 consecutive days.

         SECTION 12.05. Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.


         SECTION 12.06. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that, because of this Article, should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.


         SECTION 12.07. Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or premium, if any, or interest on the Securities to violate this Article.


         SECTION 12.08. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.


         SECTION 12.09. Relative Rights. This Article defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:


         (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and premium, if any, and interest on the Securities in accordance with their terms;

         (2) affect the relative rights of Securityholders and creditors of the Company, other than holders of Senior Indebtedness; or


         (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

         If the Company fails because of this Article to pay principal of or premium, if any, or interest on a Security on the due date, such failure shall nevertheless be deemed a Default.


         SECTION 12.10. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with the terms of this Indenture.


         SECTION 12.11. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.


         SECTION 12.12. Rights of Trustee and Paying Agent. Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Securities and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Trust Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Section 8.01, and any Agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior

Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative.

         Except as provided in Section 9.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest on, or Repurchase Price, if any, of any Securities shall be subject to the provisions of this
Article 12, except that if, at least three business days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of, principal of, or premium, if any, or interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in this Section 12.12, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three business days prior to or on or after such date. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

         The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 12. The Trustee's responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to the holders of Senior Indebtedness if it makes a payment prohibited by this Article in good faith.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


         SECTION 12.13. Effectuation of Subordination by Trustee. Each Holder of Securities, by acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


                                   ARTICLE 13.

                                  MISCELLANEOUS


         SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.


         SECTION 13.02. Notices. Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in person or by overnight courier or mailed by first class mail or transmitted by telephone facsimile transmission (and receipt confirmed) addressed as follows:


If to the Company:          Genzyme Corporation
                            One Kendall Square
                            Cambridge, Massachusetts  02139
                            Attention:  Chief Financial Officer
                            Facsimile: (617) 252-7852

If to the Trustee:          State Street Bank and Trust
                              Company
                            Two International Place
                            Boston, Massachusetts 02110
                            Attention:     Corporate Trust
                                           Administration
                            Facsimile: (617) 667-5372

                            With a copy to:

                            Peabody & Arnold
                            50 Rowes Wharf
                            Boston, Massachusetts 02110

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

         If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.


         SECTION 13.03. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).


         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and


         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.


         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:


         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


         (3) a statement that, in the opinion of such Person, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and


         (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.


         SECTION 13.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent, New York Presenting Agent and Conversion Agent may each make reasonable rules and set reasonable requirements for its respective functions.


         SECTION 13.07. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in either New York, New York or in Boston, Massachusetts are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.


         SECTION 13.08. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.


         SECTION 13.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


         SECTION 13.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.11. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


         SECTION 13.12. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            GENZYME CORPORATION


                                       By:  /s/ Henri A. Termeer
                                            ------------------------------------
                                            Name:    Henri A. Termeer
                                            Title:   President and Chief
                                                     Executive Officer





                                            STATE STREET BANK AND TRUST COMPANY


                                       By:  /s/ Gerald R. Wheeler
                                            ------------------------------------
                                            Name:    Gerald R. Wheeler
                                            Title:   Vice President

                                                                      APPENDIX 1



           RULE 144A/REGULATION S APPENDIX FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN
          PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S

                  CERTAIN PROVISIONS RELATING TO THE SECURITIES

1.       Definitions.

         1.1      Definitions.

                  For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Depository" means The Depository Trust Company, its nominees and their respective successors.

                  "Initial Purchasers" means Credit Suisse First Boston Corporation, Cowen & Company and Goldman, Sachs & Co.

                  "Purchase Agreement" means the Purchase Agreement dated May 19, 1998, by and among the Company and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated May 15, 1998, by and among the Company and the Initial Purchasers.

                  "Securities" means the 5-1/4% Convertible Subordinated Notes Due 2005, issued under this Indenture on or about the date hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Securities, pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means each Security until (i) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Resale Shelf Registration Statement or (ii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         1.2      Other Definitions.

                  Term                                 Defined in Section:
                  ----                                 ------------------
"Agent Members"...........................                 2.1(b)
"Global Security".........................                 2.1(a)
"Regulation S"............................                 2.1(c)
"Rule 144A"...............................                 2.1(a)


2.       The Securities.

         2.1      Form and Dating.

                  The Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) Global Securities. Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons set forth in Exhibit A to the Indenture with the global securities legend on Exhibit A to the Indenture and restricted securities legend set forth in Section 2.2 (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.2 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Securities offered and sold in reliance on Regulation S under the Securities Act ("Regulation S") as provided in the Purchase Agreement shall be issued initially in the form of one or more certificated Securities in definitive, fully registered form without interest coupons, as set forth in Exhibit B to the Indenture, with the restricted securities legend set forth in
Section 2.2(a), which shall be duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Upon transfer of such definitive Securities to a QIB, such definitive Securities will, unless the restricted securities legend on such Global Security has previously been removed, be exchanged for an interest in the Global Security pursuant to the provisions of
Section 2.06 of the Indenture.

         2.2      Legend.

                  (a) Except as permitted by the following paragraphs (b) and
(c), each Security certificate evidencing a Transfer Restricted Security (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT
         (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY AND THE COMMON STOCK, ISSUABLE UPON CONVERSION THEREOF FROM IT, OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, or after the second anniversary of the original issuance date of the Security (or such earlier date after which the Security may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, as may be provided in Rule 144(k) under the Securities Act (or any successor provision thereto) or otherwise) the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (c) After a transfer of any Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Securities, as the case may be, all requirements pertaining to legends on such Security will cease to apply, the requirements requiring any such Security issued to certain Holders be issued in global form will cease to apply, and a certificated Security without legends will be available to the transferee of the Holder of such Securities upon exchange of such transferring Holder's certificated Security or directions to transfer such Holder's interest in the Global Security, as applicable.

         2.3      Assignment.

                  Whenever any certification is required to be given to evidence compliance with certain restrictions relating to assignment of Transfer Restricted Securities, the Assignment Form set forth in Exhibit 1 hereto shall be used in lieu of the Assignment Form attached to the Form of Securities set forth in Exhibit A or Exhibit B.

         2.4      Certificated Securities.

                  (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.2 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days after such notice, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.2, bear the restricted securities legend set forth in Section 2.2(a).

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              TO
                                               RULE 144A/REGULATION S APPENDIX 1


                  [For use with Transfer Restricted Securities]

                                 ASSIGNMENT FORM

         To assign this Security or, in the event of conversion, shares of Genzyme General Division Common Stock, fill in the form below:

I or we assign and transfer this Security or,       shares of Genzyme General
                                              ----
Division Common Stock, to


--------------------------------------------------------------------------------
                       (Insert assignee's social security
                          or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint                                               agent to
                       ----------------------------------------------
transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                           Your signature:
    --------------------------                 --------------------------------
                                               (Sign exactly as your name
                                                appears on the face of
                                                this Security)

Signature Guaranteed:
                     ----------------------------------------------------------

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities are owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

                                                             PAGE 2 of EXHIBIT 1
                                                                              TO
                                               RULE 144A/REGULATION S APPENDIX 1


                                   [Check One]


(1)        /  /   to the Company or a Subsidiary thereof; or


(2)       /  /    to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


(3)       /  /    outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of
                  1933, as amended; or


(4)      /  /     pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended; or


(5)      /  /     pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

         /  /     The transferee is an Affiliate of the Company.

Unless one of the items above is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (5)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

         If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless

                                                             PAGE 3 of EXHIBIT 1
                                                                              TO
                                               RULE 144A/REGULATION S APPENDIX 1


and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:                               Signed:
      -----------------------                ----------------------------------
                                             (Sign exactly as your name appears
                                              on the face of this Note)
Signature Guarantee:
                    -----------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the Company and the transferor are relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------                ----------------------------------
                                              NOTICE: To be executed by
                                                      an executive officer

                                                                       EXHIBIT A


                         FORM OF SECURITY IN GLOBAL FORM

                               (Face of Security)

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                                               $__________
CUSIP No.

                               GENZYME CORPORATION

                  5-1/4% Convertible Subordinated Note Due 2005

         Genzyme Corporation, a Massachusetts corporation, promises to pay to
or              registered assigns, the principal sum of
Dollars on June 1, 2005. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased to reflect exchanges by means of notations on the Schedule of Exchanges for Definitive Securities on the reverse hereof.

         Interest Payment Dates:  June 1 and December 1.

         Record Dates:  May 15 and November 15.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:

                                       GENZYME CORPORATION

                                       By:
                                          ----------------------------------
                                       By:
                                          ----------------------------------

Authenticated:

STATE STREET BANK AND TRUST COMPANY
  as Trustee

By:
   --------------------------------
       Authorized Signer

                              (Reverse of Security)

                               GENZYME CORPORATION

                  5-1/4% Convertible Subordinated Note Due 2005

1.       INTEREST.

         GENZYME CORPORATION (the "Company"), a Massachusetts corporation, promises to pay interest on the principal amount of this Security at the rate of 5-1/4% per annum. The Company will pay interest semi-annually on June 1 and December 1 each year, commencing on December 1, 1998 to holders of Securities at the close of business on the relevant record dates specified above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

         The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       PAYING AGENT, REGISTRAR, CONVERSION AGENT.

         Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar by giving notice to the Trustee. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4.       INDENTURE.

The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its 5-1/4% Convertible Subordinated Notes Due 2005 (the "Securities") under an Indenture dated as of May 22, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general unsecured obligations of the Company limited to $225,000,000 in aggregate principal amount ($250,000,000 if the Over-Allotment Option is exercised in full).

5.       OPTIONAL REDEMPTION.

         The Securities may not be redeemed prior to June 10, 2001, and are redeemable, subject to the subordination provisions described below, on such date and thereafter at the option of the Company, as a whole or from time to time in part, at the following prices (expressed as percentages of the principal amount) plus accrued interest to, but not including, the redemption date:
102.63% if redeemed on or before May 31, 2002 and thereafter if redeemed during the 12-month period beginning on the dates indicated below:

         Year                                                   Percentage
         2002                                                      101.75%
         2003                                                      100.88%
         2004                                                      100.00%

         No sinking fund is provided for the Securities.

6.       REDEMPTION AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

         If a Fundamental Change (as defined below) occurs, each holder of Securities shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to 100% of the principal amount thereof, plus accrued interest to the Repurchase Date (the "Repurchase Price").

         Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company is obligated to mail or cause the Trustee to mail to all holders of record of the Securities a notice (the "Company Notice") describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the repurchase right, a holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice (the "Final Surrender Date") the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

         The term "Fundamental Change" shall mean any of the following:


                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule l3d-3 under such Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

                  (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

                  (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Genzyme General Division Common Stock ("GGD Stock"), (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the GGD Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day or (ii) the consideration in such transaction to the holders of GGD Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction.

         "Voting Shares" is defined to mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors and includes, without limitation, the GGD Stock, the GTR Stock and the GMO Stock.

7.       NOTICE OF REDEMPTION.

         Notice of redemption pursuant to paragraph 5 must be mailed at least 30 days, but not more than 60 days, before the redemption date to the Trustee and each holder of Securities to be redeemed at his address as shown on the register kept by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

8.       CONVERSION.

         Subject to the provisions of this paragraph 8, a holder of a Security may convert such Security into GGD Stock of the Company. If the Security is called for redemption, the holder may convert such Security at any time before the close of business on the business day immediately preceding the redemption date (unless the Company defaults in payment of the redemption price, in which case the conversion right will terminate on the date such default is cured). The holder may also convert such Security at any time before the close of business on its maturity date. The initial conversion price is $39.60 per share, subject to adjustment in certain events. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up. Upon conversion, no payment or adjustment for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to paragraph 2 hereof) or for dividends or distributions on the GGD Stock will be made. The Company will deliver a check for any fractional share issuable upon conversion.

         To convert a Security, a holder must (1) complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, (2) deliver to the Conversion Agent by book-entry delivery the interest in the Security in global form to be converted, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of GGD Stock in the name of a Person other than the Holder thereof. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

         If GGD Stock is to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification through the Assignment Form attached hereto.

         If the restrictions on transfer of a Security set forth in the first paragraph of the face of the Security remain in effect, all shares of GGD Stock delivered upon conversion thereof shall bear a restrictive legend substantially in the form of such paragraph.

         The conversion price will be adjusted for the issuance of capital stock of the Company as a dividend or distribution on its GGD Stock; subdivisions, combinations or certain reclassifications of GGD Stock; distributions to all holders of GGD Stock of rights or warrants to purchase GGD Stock at less than the current market price at the time; distributions to such holders of GGD Stock of cash, debt securities (or other evidences of indebtedness) or other assets of the Company (excluding dividends or distributions for which adjustment is required to be made pursuant to another provision); certain dividends or other distributions consisting exclusively of cash to all holders of GGD Stock; or for payments to holders of GGD Stock pursuant to certain tender or exchange offers. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. However, no adjustment need be made if Securityholders are entitled to participate in certain of the above transactions or in certain other cases. The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

         If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding GGD Stock, the right to convert a Security into GGD Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.       SUBORDINATION.

         The Securities are subordinated to Senior Indebtedness, which is defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Securityholder appoints the Trustee his attorney-in-fact for any and all such purposes.

10.      DENOMINATIONS, TRANSFER, EXCHANGE.

         This global security represents such of the outstanding Securities as shall be specified herein or endorsed hereon in accordance with the Indenture. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased to reflect exchanges. The definitive Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.      AMENDMENT, SUPPLEMENT, WAIVER.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

12.      DEFAULTS AND REMEDIES.

         An Event of Default is default in the payment of interest on the Securities continued for 30 days, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of principal of or premium, if any, on the Securities when due and payable, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of the Repurchase Price to be paid upon a redemption at the option of the Holder pursuant to paragraph 6; failure by the Company for 60 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of other evidences of indebtedness of the Company if such payment exceeds $20,000,000 or acceleration of payments with respect to indebtedness of the Company in excess of $20,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities may declare the principal of, and accrued interest on, all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.      TRUSTEE DEALINGS WITH COMPANY.

         State Street Bank and Trust Company, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

14.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      AUTHENTICATION.

         This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

16.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

17.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

18.      GOVERNING LAW.

         The laws of the State of New York shall govern the Indenture and the Securities.

         THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT

ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE
TO: GENZYME CORPORATION, ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139,
ATTENTION: INVESTOR RELATIONS DEPARTMENT.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of          Amount of            Amount of increase        Principal amount of this   Signature of authorized
Exchange         decrease in          in Principal Amount of    Global Security            officer of Trustee or
                 Principal Amount     this Global Security      following such decrease    Securities Custodian
                 of this Global                                 or increase
                 Security

                                 ASSIGNMENT FORM

         To assign this Security or, in the event of conversion, shares of Genzyme General Division Common Stock, fill in the form below:

I or we assign and transfer this Security or,      shares of Genzyme General
                                              ----
Division Common Stock, to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Insert assignee's social security
                          or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

                                     agent to transfer this Security on the
------------------------------------
books of the Company.  The agent may substitute another to act for him.

Date:                       Your signature:
     --------------------                    --------------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Security)

Signature Guaranteed:
                     --------------------------------------------------------

                                                                       EXHIBIT B


                           FORM OF DEFINITIVE SECURITY

                               (Face of Security)

No.                                                                $
CUSIP No.                                                           -----------


                               GENZYME CORPORATION
                  5-1/4% Convertible Subordinated Note Due 2005

         Genzyme Corporation, a Massachusetts corporation, promises to pay
to                    or  registered assigns, the principal sum of
  ------------------                                              --------------
Dollars on June 1, 2005.

         Interest Payment Dates:  June 1 and December 1.

         Record Dates:  May 15 and November 15.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Dated:

                                       GENZYME CORPORATION

                                       By:
                                          ---------------------------------
                                       By:
                                          ---------------------------------

Authenticated:

STATE STREET BANK AND TRUST COMPANY
  as Trustee

By:
   -------------------------------
       Authorized Signer

                              (Reverse of Security)

                               GENZYME CORPORATION

                  5-1/4% Convertible Subordinated Note Due 2005

1.       INTEREST.

            GENZYME CORPORATION (the "Company"), a Massachusetts corporation, promises to pay interest on the principal amount of this Security at the rate of 5-1/4% per annum. The Company will pay interest semi-annually on June 1 and December 1 each year, commencing on December 1, 1998 to holders of Securities at the close of business on the relevant record dates specified above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 22, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       METHOD OF PAYMENT.

            The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       PAYING AGENT, REGISTRAR, CONVERSION AGENT.

            Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar by giving notice to the Trustee. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4.       INDENTURE.

The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its 5-1/4% Convertible Subordinated Notes Due 2005 (the "Securities") under an Indenture dated as of May 22, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general unsecured obligations of the Company limited to $225,000,000 in aggregate principal amount ($250,000,000 if the Over-Allotment Option is exercised in full).


5.       OPTIONAL REDEMPTION.

            The Securities may not be redeemed prior to June 10, 2001, and are redeemable, subject to the subordination provisions described below, on such date and thereafter at the option of the Company, as a whole or from time to time in part, at the following prices (expressed as percentages of the principal amount) plus accrued interest to, but not including, the redemption date:
102.63% if redeemed on or before May 31, 2002 and thereafter if redeemed during the 12-month period beginning on the dates indicated below:

         YEAR                                                PERCENTAGE
         2002                                                   101.75%
         2003                                                   100.88%
         2004                                                   100.00%

         No sinking fund is provided for the Securities.

6.       REDEMPTION AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

            If a Fundamental Change (as defined below) occurs, each holder of Securities shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to 100% of the principal amount thereof, plus accrued interest to the Repurchase Date (the "Repurchase Price").

            Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company is obligated to mail or cause the Trustee to mail to all holders of record of the Securities a notice (the "Company Notice") describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the repurchase right, a holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice (the "Final Surrender Date") the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

         The term "Fundamental Change" shall mean any of the following:


                  (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule l3d-3 under such Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or


                  (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or


                  (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Genzyme General Division Common Stock ("GGD Stock"), (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions; provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the GGD Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day or (ii) the consideration in such transaction to the holders of GGD Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction.

            "Voting Shares" is defined to mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors and includes, without limitation, the GGD Stock, the GTR Stock and the GMO Stock.

7.       NOTICE OF REDEMPTION.

            Notice of redemption pursuant to paragraph 5 must be mailed at least 30 days, but not more than 60 days, before the redemption date to the Trustee and each holder of Securities to be redeemed at his address as shown on the register kept by the Registrar. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

8.       CONVERSION.

            Subject to the provisions of this paragraph 8, a holder of a Security may convert such Security into GGD Stock of the Company. If the Security is called for redemption, the holder may convert such Security at any time before the close of business on the business day immediately preceding the redemption date (unless the Company defaults in payment of the redemption price, in which case the conversion right will terminate on the date such default is cured). The holder may also convert such Security at any time before the close of business on its maturity date. The initial conversion price is $39.60 per share, subject to adjustment in certain events. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up. Upon conversion, no payment or adjustment for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to paragraph 2 hereof) or for dividends or distributions on the GGD Stock will be made. The Company will deliver a check for any fractional share issuable upon conversion.

            To convert a Security, a holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of GGD Stock in the name of a Person other than the Holder thereof. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

            If GGD Stock is to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification through the Assignment Form attached hereto.

            If the restrictions on transfer of a Security set forth in the first paragraph of the face of the Security remain in effect, all shares of GGD Stock delivered upon conversion thereof shall bear a restrictive legend substantially in the form of such paragraph.

            The conversion price will be adjusted for the issuance of capital stock of the Company as a dividend or distribution on its GGD Stock; subdivisions, combinations or certain reclassifications of GGD Stock; distributions to all holders of GGD Stock of rights or warrants to purchase GGD Stock at less than the current market price at the time; distributions to such holders of GGD Stock of cash, debt securities (or other evidences of indebtedness) or other assets of the Company (excluding dividends or distributions for which adjustment is required to be made pursuant to another provision); certain dividends or other distributions consisting exclusively of cash to all holders of GGD Stock; or for payments to holders of GGD Stock pursuant to certain tender or exchange offers. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. However, no adjustment need be made if Securityholders are entitled to participate in certain of the above transactions or in certain other cases. The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

            If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding GGD Stock, the right to convert a Security into GGD Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.       SUBORDINATION.

            The Securities are subordinated to Senior Indebtedness, which is defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Securityholder appoints the Trustee his attorney-in-fact for any and all such purposes.

10.      DENOMINATIONS, TRANSFER, EXCHANGE.

            This global security represents such of the outstanding Securities as shall be specified herein or endorsed hereon in accordance with the Indenture. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased to reflect exchanges. The definitive Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11. AMENDMENT, SUPPLEMENT, WAIVER.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in aggregate princi-pal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

12.      DEFAULTS AND REMEDIES.

            An Event of Default is default in the payment of interest on the Securities continued for 30 days, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of principal of or premium, if any, on the Securities when due and payable, whether or not such payment is prohibited or restricted by the subordination provisions of the Indenture; default in payment of the Repurchase Price to be paid upon a redemption at the option of the Holder pursuant to paragraph 6; failure by the Company for 60 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of other evidences of indebtedness of the Company if such payment exceeds $20,000,000 or acceleration of payments with respect to indebtedness of the Company in excess of $20,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities may declare the principal of, and accrued interest on, all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.      TRUSTEE DEALINGS WITH COMPANY.

            State Street Bank and Trust Company, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

14.      NO RECOURSE AGAINST OTHERS.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.      AUTHENTICATION.

            This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

16.      ABBREVIATIONS.

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

17.      CUSIP NUMBERS

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

18.      GOVERNING LAW.

            The laws of the State of New York shall govern the Indenture and the Securities.

            THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: GENZYME CORPORATION, ONE KENDALL

SQUARE, CAMBRIDGE, MASSACHUSETTS 02139, ATTENTION: INVESTOR RELATIONS
DEPARTMENT.

                                CONVERSION NOTICE

To Genzyme Corporation:

         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Genzyme General Division Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         To convert this Security into Genzyme General Division Common Stock of the Company, check the box: / /

         To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof):

$--------

         If you want the stock certificate made out in another Person's name, fill in the form below:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Insert other Person's social security
                          or tax identification number)

--------------------------------------------------------------------------------
            (Print or type other Person's name, address and zip code)

Date:                       Your signature:
     --------------------                    ----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Security)

Signature Guaranteed:
                     ----------------------------------------------------------

                                 ASSIGNMENT FORM

         To assign this Security or, in the event of conversion, shares of Genzyme General Division Common Stock, fill in the form below:

         I or we assign and transfer this Security or,      shares of Genzyme
                                                      ------
General Division Common Stock, to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Insert assignee's social security
                          or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

                                         agent to transfer this Security on the
----------------------------------------
books of the Company. The agent may substitute another to act for him.

Date:                        Your signature:
     ----------------------                  ----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Security)

Signature Guaranteed:
                     ----------------------------------------------------------